As filed with the Securities and Exchange Commission on December 27, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.     )

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First Trust Exchange-Traded Fund VIII

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First Trust Exchange-Traded Fund VIII

First Trust Municipal CEF Income Opportunity ETF (MCEF)

120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187

December 27, 2021

Dear Shareholders:

I am writing to notify you of an important special meeting of the shareholders of First Trust Municipal CEF Income Opportunity ETF (the “Fund”), a series of First Trust Exchange-Traded Fund VIII (the “Trust”) (the special meeting for the Fund is referred to as the “Meeting”). The Meeting is scheduled to be held at the offices of First Trust Advisors L.P. (the “Advisor”), located at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, on Tuesday, February 22, 2022, at 12:00 noon Central Time.

Currently, in accordance with an investment policy of the Fund that can only be changed with shareholder approval (the “Current Policy”), the Fund operates as a “fund-of-funds” to pursue its investment objective of seeking to provide current income. More specifically, the Fund invests in a portfolio of closed-end funds that invest primarily in municipal debt securities, some or all of which pay interest that is exempt from regular federal income taxes (“municipal closed-end funds”). However, in light of the Fund’s limited growth since its inception in 2016 and the adoption of a new “fund-of-funds” rule by the Securities and Exchange Commission that may make it challenging for the Fund to operate under the Current Policy, at the recommendation of the Advisor, subject to shareholder approval, the Board of Trustees of the Trust (the “Board”) has approved replacing the Current Policy with a new policy as well as related changes to the Fund’s investment strategy (the replacement of the Current Policy and related changes to the Fund’s investment strategy are collectively referred to as the “New Strategy”). If the New Strategy is approved by shareholders, then the Fund’s current fund-of-funds investment strategy will be converted to one that seeks to provide the same investment objective of current income by investing directly in municipal debt securities that pay interest that is exempt from regular federal income taxes. However, the Fund would have the ability to invest up to 100% of its net assets in municipal debt securities (including those commonly known as “private activity” bonds) that pay interest that generates income subject to the federal alternative minimum tax (“AMT”). Therefore, all or a portion of the Fund’s otherwise exempt interest may be taxable to shareholders subject to the AMT, and an investment in the Fund could cause shareholders to be subject to the AMT. In addition, the Fund would have the ability to invest up to 20% of its net assets in taxable municipal debt securities and other taxable securities. Further, the Fund would retain the ability to invest up to 10% of its net assets in municipal closed-end funds.

At the Meeting, you will be asked to consider and vote on a proposal to approve the New Strategy (the “Proposal”). The Proposal is described in detail in the enclosed materials. The Board recommends that shareholders of the Fund approve the Proposal.

In addition to the implementation of the New Strategy, if shareholders approve the Proposal, the Fund’s name and ticker symbol will be changed to “First Trust Flexible Municipal High Income ETF” and “MFLX,” respectively. Further, if shareholders approve the Proposal, the Advisor has agreed to implement a temporary fee waiver under which it would waive a portion of its management fees in an amount equal to 0.20% of the Fund’s average daily net assets for at least one year after the Proposal is implemented.

Shareholders should be aware that if the Proposal is approved, as discussed in the Proxy Statement, the Fund’s total annual fund operating expense ratio is expected to decrease as a result of the temporary fee waiver described above and the reduction in “acquired fund fees and expenses” that is anticipated since the Fund will no longer operate as a fund-of-funds.

Your vote is important. Please take a moment now to vote, either by completing and returning your proxy card in the enclosed postage-paid return envelope, by telephone or over the Internet. Your prompt response will be much appreciated. We appreciate your participation in this important Meeting.

Sincerely,

James A. Bowen
Chairman of the Board

If You Need Any Assistance or Have Any Questions Regarding the Proposal or How To Vote Your Shares, Please Call the Fund’s Proxy Solicitor, AST Fund Solutions, LLC, at (866) 796-7182 Weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

First Trust Exchange-Traded Fund VIII

First Trust Municipal CEF Income Opportunity ETF (MCEF)

120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187

Notice of Special Meeting of Shareholders
to be held on February 22, 2022

December 27, 2021

To the Shareholders of First Trust Municipal CEF Income Opportunity ETF:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of First Trust Municipal CEF Income Opportunity ETF (the “Fund”), a series of First Trust Exchange-Traded Fund VIII, a Massachusetts business trust, is scheduled to be held at the offices of First Trust Advisors L.P. (the “Advisor”), 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, on Tuesday, February 22, 2022, at 12:00 noon Central Time. At the Meeting, shareholders will be asked to consider and vote on Proposal 1 set forth below and to transact such other business as may properly come before the Meeting (including any adjournments or postponements):

Proposal 1. To approve: (i) the adoption of a new fundamental investment policy for the Fund whereby the Fund, under normal market conditions, would invest at least 80% of its net assets (plus any investment borrowings) in municipal debt securities that pay interest that is exempt from regular federal income taxes; and (ii) certain related changes to the Fund’s investment strategy.

The close of business on November 1, 2021 has been fixed as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

By Order of the Board of Trustees,

W. Scott Jardine

Secretary

It is important that your shares be represented at the Meeting. In order to avoid delay and to ensure that your shares are represented, please vote as promptly as possible. You may vote easily and quickly by mail, by telephone or through the internet. If you need any assistance or have any questions regarding the Proposal or how to vote your shares, please call the Fund’s Proxy Solicitor, AST Fund Solutions, LLC, at (866) 796-7182 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

First Trust Exchange-Traded Fund VIII

First Trust Municipal CEF Income Opportunity ETF (MCEF)

Special Meeting of Shareholders
to be held on February 22, 2022

120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187

Proxy Statement

December 27, 2021

This Proxy Statement and the enclosed proxy card will first be mailed to shareholders on or about January 6, 2022.

This Proxy Statement is being furnished by the Board of Trustees (the “Board”) of First Trust Exchange-Traded Fund VIII, a Massachusetts business trust (the “Trust”), in connection with the solicitation by the Board of proxies to be voted at a special meeting of the shareholders of First Trust Municipal CEF Income Opportunity ETF (the “Fund”), a series of the Trust, that is scheduled to be held at 12:00 noon Central Time on Tuesday, February 22, 2022, at the offices of First Trust Advisors L.P., the Fund’s investment advisor (the “Advisor” or “First Trust Advisors”), located at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, and at any and all adjournments or postponements thereof (referred to collectively as the “Meeting”). A Notice of Special Meeting of Shareholders and a proxy card accompany this Proxy Statement.

As discussed in more detail below, at the Meeting, shareholders will be asked to consider a proposal (the “Proposal”) to approve: (i) the adoption of a new fundamental investment policy for the Fund whereby the Fund, under normal market conditions, would invest at least 80% of its net assets (plus any investment borrowings) in municipal debt securities that pay interest that is exempt from regular federal income taxes; and (ii) certain related changes to the Fund’s investment strategy. If shareholders approve the Proposal, then the Fund’s current fund-of-funds investment strategy, which seeks to provide current income by investing in a portfolio of closed-end funds that invest primarily in municipal debt securities (“municipal closed-end funds”), some or all of which pay interest that is exempt from regular federal income taxes, will be converted to one that seeks to provide the same investment objective of current income by investing directly in municipal debt securities that pay interest that is exempt from regular federal income taxes. However, the Fund would have the ability to invest up to 100% of its net assets in municipal debt securities (including those commonly known as “private activity” bonds) that pay interest that generates income subject to the federal alternative minimum tax (“AMT”). Therefore, all or a portion of the Fund’s otherwise exempt interest may be taxable to shareholders subject to the AMT, and an investment in the Fund could cause shareholders to be subject to the AMT. In addition, the Fund would have the ability to invest up to 20% of its net assets in taxable municipal debt securities and other taxable securities. Further, the Fund would retain the ability to invest up to 10% of its net assets in municipal closed-end funds.

In addition to the Proposal, such other business (if any) as may properly come before the Meeting will be transacted.

Shareholders may vote by telephone or over the Internet by following the instructions on the enclosed proxy card. Shareholders may also vote by mail by returning the enclosed proxy card or in person by attending the Meeting.

The Board recommends that shareholders vote “FOR” the Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders Scheduled to Be Held on February 22, 2022. This Proxy Statement is available on the Internet at: https://www.ftportfolios.com/LoadContent/gchugcji8y5y. The Fund’s most recent annual and semi-annual reports are also available on the Internet at: https://www.ftportfolios.com/Retail/ETF/ETFFundNews.aspx?Ticker=MCEF. The Fund will furnish, without charge, copies of its most recent annual and semi-annual reports to any shareholder upon request. To request a copy, please write to First Trust Advisors L.P. at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, or call toll-free (800) 621-1675. You may call toll-free (800) 621-1675 for information on how to obtain directions to be able to attend the Meeting and vote in person.

Proposal 1: To Approve the Adoption of a New Fundamental Investment Policy and Related Investment Strategy Changes

Discussion of the Proposal

What are shareholders being asked to approve?

As discussed below, shareholders are being asked to approve a new investment policy for the Fund as well as certain related changes to the Fund’s investment strategy. If shareholders approve the Proposal then, instead of operating as a “fund-of-funds” that pursues its investment objective by investing in municipal closed-end funds, the Fund will pursue its investment objective by investing in municipal debt securities directly, while retaining the ability to invest up to 10% of its net assets in municipal closed-end funds. Further, if shareholders approve the Proposal, the Fund’s name will be changed from “First Trust Municipal CEF Income Opportunity ETF” to “First Trust Flexible Municipal High Income ETF” and the Fund’s Nasdaq ticker symbol will be changed from “MCEF” to “MFLX.” (See “If shareholders approve the Proposal, how will the Fund’s investment objective and investment strategy be affected?” below.)

Section 35(d) of the Investment Company Act of 1940, as amended (the “1940 Act”), in general terms, prohibits a fund from using in its name any word or words that the Securities and Exchange Commission (“SEC”) finds to be materially deceptive or misleading. Rule 35d-1 under the 1940 Act (“Rule 35d-1” or the “Names Rule”) specifically prohibits a fund from using any name suggesting that its distributions are exempt from federal income tax unless the fund has adopted a fundamental policy:

(i) to invest, under normal circumstances, at least 80% of the value of its assets (as defined in the Names Rule) in investments the income from which is exempt from federal income tax; or

(ii) to invest, under normal circumstances, its assets (as defined in the Names Rule) so that at least 80% of the income that it distributes will be exempt from federal income tax.

In addition, the 1940 Act requires that a fund obtain shareholder approval of any changes to a fundamental investment policy, such as changes to fundamental investment policies required by the Names Rule.

As discussed in further detail below, in light of the Fund’s limited growth since its inception in 2016 and the adoption of a new fund-of-funds rule by the SEC that may make it challenging for the Fund to operate under its current fundamental investment policy adopted pursuant to the Names Rule (the “Current Policy”), shareholders are being asked to approve the replacement of the Current Policy with a new fundamental investment policy (the “New Policy”). The Current Policy and New Policy are set forth in the following table:

Current Policy	New Policy
Under normal market conditions, the Fund will invest at least 80% of its net assets (including investment borrowings) in closed-end funds that invest primarily in municipal securities, some or all of which pay interest that is exempt from regular federal income taxes.	Under normal market conditions, the Fund will invest at least 80% of its net assets (plus any investment borrowings) in municipal debt securities that pay interest that is exempt from regular federal income taxes.

At the recommendation of the Advisor, at a meeting held on October 18, 2021, the Board unanimously approved, and recommends that shareholders approve, the New Policy as well as certain related changes to the Fund’s investment strategy described below (the New Policy and the related changes to the Fund’s investment strategy are collectively referred to as the “New Strategy”).

If shareholders approve the Proposal, how will the Fund’s investment objective and investment strategy be affected?

If shareholders approve the Proposal, although the Fund’s investment objective will not change, its investment strategy will be significantly modified and the Fund will no longer operate as a fund-of-funds. Instead, under normal market conditions, the Fund will invest at least 80% of its net assets (plus any investment borrowings) in municipal debt securities (sometimes referred to as “municipal securities”) that pay interest that is exempt from regular federal income taxes. Municipal debt securities are generally issued by or on behalf of states, territories or possessions of the United States and the District of Columbia and their political subdivisions, agencies, authorities and other instrumentalities. If shareholders approve the Proposal, the Fund would have the ability to invest up to 100% of its net assets in municipal debt securities (including those commonly known as “private activity” bonds) that pay interest that generates income subject to the AMT. In addition, the Fund would have the ability to invest up to 20% of its net assets in taxable municipal debt securities and other taxable securities. Further, the Fund would retain the ability to invest up to 10% of its net assets in municipal closed-end funds.

A summary of the material changes that are expected to result if the Proposal is approved is provided in the table below.

	Current	If Proposal is Approved
Fund Name and Ticker	First Trust Municipal CEF Income Opportunity ETF (MCEF)	First Trust Flexible Municipal High Income ETF (MFLX)
Investment Objective	The Fund seeks to provide current income.	The Fund seeks to provide current income.
Brief Description of Principal Investment Strategies

Under normal market conditions, the Fund seeks to achieve its investment objective by investing at least 80% of its net assets (including investment borrowings) in a portfolio of closed-end investment companies that are listed and traded in the United States on registered exchanges which invest primarily in municipal debt securities, some or all of which pay interest that is exempt from regular federal income taxes.

The closed-end funds in which the Fund invests may invest in a range of municipal securities, including, but not limited to, municipal lease obligations (and certificates of participation in such obligations), municipal general obligation bonds, municipal revenue bonds, municipal notes, municipal cash equivalents, private activity bonds (including without limitation industrial development bonds), and pre-refunded and escrowed to maturity bonds. In addition, the Fund may invest in closed-end funds that hold inverse floating rate securities issued by tender option bond (“TOB”) trusts and securities issued by custodial receipt trusts, each of which are investment vehicles the underlying assets of which are municipal bonds.

The Fund may invest in closed-end funds that hold municipal debt securities of any maturity, duration or credit quality, including high-yield securities, also known as “junk” bonds.

Under normal market conditions, the Fund seeks to achieve its investment objective by investing at least 80% of its net assets (plus any investment borrowings) in municipal debt securities that pay interest that is exempt from regular federal income taxes. However, the Fund would have the ability to invest up to 100% of its net assets in municipal debt securities (including those commonly known as “private activity” bonds) that pay interest that generates income subject to the AMT. Therefore, all or a portion of the Fund’s otherwise exempt interest may be taxable to shareholders subject to the AMT, and an investment in the Fund could cause shareholders to be subject to the AMT. In addition, the Fund may invest up to 20% of its net assets in taxable municipal debt securities and other taxable securities.

The Fund may invest in a range of municipal securities, including, but not limited to, municipal lease obligations (and certificates of participation in such obligations), municipal general obligation bonds, municipal revenue bonds, municipal notes, municipal cash equivalents, private activity bonds (including without limitation industrial development bonds), and pre-refunded and escrowed to maturity bonds. In addition, the Fund may invest in inverse floating rate securities issued by tender option bond (“TOB”) trusts and securities issued by custodial receipt trusts, each of which are investment vehicles the underlying assets of which are municipal bonds.

Current	If Proposal is Approved

In selecting closed-end funds for the Fund’s portfolio, the Fund’s investment advisor utilizes a range of investment approaches. The Fund’s investment advisor generally takes a systemic approach to investing, including the utilization of a proprietary model that identifies, sorts and scores closed-end funds based upon various market metrics and economic factors, including, but not limited to, fund size, duration, leverage ratio, average maturity, earnings rate, undistributed net investment income, distribution rate, premium or discount, net asset value and share price returns, sponsor and distribution policies. In addition, the Fund may also invest in exchange-traded funds (“ETFs”).

The Fund may invest in municipal debt securities of any duration, maturity or credit quality, but will focus on longer duration, higher yielding municipal debt securities, including municipal debt securities that are rated below investment grade or unrated and determined by the Advisor to be of comparable quality, also known as “junk” bonds. The Fund may invest up to 10% of its net assets in municipal debt securities that are currently in default.

In addition, the Fund may invest up to 10% of its net assets in closed-end investment companies that are listed and traded in the United States on registered exchanges which invest primarily in municipal debt securities, some or all of which pay interest that is exempt from regular federal income taxes.

The Fund may also invest in U.S. Treasury futures contracts.

If the Proposal is approved, the Fund’s listing exchange would not change and the shares of the Fund would continue to be listed and traded on The Nasdaq Stock Market LLC (the “Exchange”). However, as noted above, the Fund’s name would change to “First Trust Flexible Municipal High Income ETF” and the Fund’s ticker symbol would change from “MCEF” to “MFLX.”

Why are shareholders being asked to approve the Proposal?

The Advisor believes that implementing the New Strategy may help the Fund address certain current and anticipated challenges. More specifically, in recommending the New Strategy, the Advisor focused on, among other things, the Fund’s limited growth since inception and the requirements for relying on recently adopted Rule 12d1-4 under the 1940 Act (“Rule 12d1-4” or the “Fund of Funds Rule”), which applies to fund-of-funds arrangements and has a compliance date of January 19, 2022.

First, the Fund has experienced limited growth since it launched in 2016. The Advisor believes that the Fund’s limited growth may be due, in part, to “acquired fund fees and expenses” (“AFFE”) associated with investing in municipal closed-end funds, which expenses are reflected in the Fund’s total annual fund operating expense ratio (“Expense Ratio”). AFFE are the costs that the Fund incurs indirectly when it invests in closed-end funds (as well as in ETFs), which are borne by the Fund and its shareholders. The Fund’s Expense Ratio set forth in its prospectus currently available as of the date of this Proxy Statement (“Current Prospectus”) is 2.65% of average daily net assets and is comprised of its management fee, which is equal to 0.75% of average daily net assets, and AFFE, which are equal to 1.90% of average daily net assets. If the Proposal is approved, since the Fund will invest in other funds only to a limited extent, AFFE and, therefore, the Fund’s Expense Ratio, are expected to be significantly reduced. Although it is impossible to predict the future and no assurance can be given, the Advisor believes that a lower Expense Ratio may lead to greater demand for the Fund’s shares. (For additional information on the anticipated changes to the Fund’s Expense Ratio, see “If shareholders approve the Proposal, will there be any effect on the Fund’s Expense Ratio?” below.)

Second, the Advisor believes that it may be challenging for the Fund to continue to pursue its investment strategy once it is required to comply with the Fund of Funds Rule. As background, Section 12(d)(1) of the 1940 Act, in general terms, limits the ability of a registered investment company, such as the Fund, to invest in securities of other investment companies. Since its inception, the Fund has been able to rely on exemptive relief granted to the First Trust fund complex (the “First Trust Exemptive Order”) to invest in other investment companies in excess of the limits of Section 12(d)(1) of the 1940 Act (the “12(d)(1) Limits”). In late 2020, the SEC adopted the Fund of Funds Rule, which, subject to certain conditions, permits registered investment companies to acquire shares of other investment companies in excess of the 12(d)(1) Limits without obtaining individual exemptive relief. In connection with the adoption of the Fund of Funds Rule, however, the SEC is rescinding certain exemptive relief permitting fund-of-fund arrangements that was previously granted to fund complexes, including the First Trust Exemptive Order. Accordingly, as of January 19, 2022 (the compliance date for the Fund of Funds Rule), the Fund will no longer be able to rely on the First Trust Exemptive Order and, instead, to the extent another exemption from the 12(d)(1) Limits is not available, will be required to rely on the Fund of Funds Rule in order to invest in other funds in excess of the 12(d)(1) Limits.

The Advisor has evaluated the Fund’s current investment strategy in light of the Fund of Funds Rule and its requirements. A result of its analysis, the Advisor believes that given the Fund’s focus on investing in closed-end funds, it may be challenging for the Fund to comply with certain of the Fund of Funds Rule’s conditions and that, accordingly, the Fund is likely to experience significant difficulty in pursuing its current investment strategy. If the New Strategy is implemented, however, while the Fund would continue to seek investment exposure to municipal debt securities, it would do so primarily by investing in them directly (although it would still be permitted to invest up to 10% of its net assets in municipal closed-end funds). Accordingly, the Advisor believes that if the New Strategy is implemented, since the Fund of Funds Rule will be much less integral to the Fund’s investment strategy, potential issues arising from the Fund’s ability to comply with the rule’s conditions should be largely alleviated.

As noted above, the Board has approved the New Strategy and recommends that shareholders approve the Proposal.

If shareholders approve the Proposal, will the Fund’s principal investment risks and risk profile change?

Yes. If shareholders approve the Proposal, although the Fund will remain subject to many of the same principal risks since it will continue to be an actively managed ETF that seeks exposure to municipal debt securities, there will be some changes to its risk profile. For example, because the Fund will invest primarily in municipal debt securities rather than in shares of municipal closed-end funds, it is anticipated that a significant portion of its creation and redemption transactions will need to be effected on a cash basis rather than in kind and that, as a result, the Fund will be subject to cash transactions risk. In addition, if the New Strategy is implemented, it is anticipated that the Fund will have increased exposure to higher yielding municipal debt securities, including municipal debt securities that are rated below investment grade or unrated and determined by the Advisor to be of comparable quality (also known as “junk” bonds). Therefore, it is expected that the Fund will be subject to certain principal risks (such as credit risk, debt securities risk, distressed securities risk, high yield securities risk and municipal securities risk) to a greater extent than is currently the case. Further, because the Fund will continue to have the ability to invest a portion of its net assets in municipal closed-end funds, it will remain subject to certain principal risks associated with investments in closed-end funds, but such risks will be reduced as a consequence of the Fund’s reduced investment exposure to closed-end funds, resulting in less embedded leverage and less risk associated with the potential widening of closed-end fund discounts.

The following chart compares the principal investment risks currently associated with investing in the Fund (as identified in the Fund’s Current Prospectus) to the principal investment risks that would be associated with investing in the Fund if the Proposal is approved by shareholders. More detailed explanations of each principal investment risk (along with an indication as to whether it is (1) identified in the Fund’s Current Prospectus (“Current”), (2) expected to be applicable to the Fund following the implementation of the Proposal (“Proposal”), or (3) both identified in the Fund’s Current Prospectus and expected to be applicable to the Fund following the implementation of the Proposal (“Current & Proposal”)), are included in the “Glossary of Principal Investment Risks” that is set forth in Appendix A attached to this Proxy Statement.

Whether or not the Proposal is approved by shareholders and implemented, you could lose money by investing in the Fund. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. There can be no assurance that the Fund’s investment objective will be achieved. The order of the below risk factors does not indicate the significance of any particular risk factor.

Principal Risk*	Current (included in Current Prospectus)	If Proposal is Approved
Alternative Minimum Tax Risk	X	X
Authorized Participation Concentration Risk	X	X
Call Risk	X	X
Cash Transactions Risk		X
Closed-End Funds Risk	X	X
Counterparty Risk	X
Credit Risk	X	X
Credit Rating Agency Risk		X
Credit Spread Risk		X
Custodial Receipts Trust Risk	X	X
Cyber Security Risk	X	X
Debt Securities Risk	X	X
Derivatives Risk	X	X
Distressed Securities Risk	X	X
ETF Risk	X
Extension Risk	X	X
Floating Rate Securities Risk	X
Futures Contracts Risk		X
High Yield Securities Risk	X	X
Income Risk	X	X
Industrial Development Bond Risk		X
Inflation Risk	X	X
Interest Rate Risk	X	X
Inverse Floaters Risk	X	X
Investment Restriction Risk	X
Leverage Risk	X
LIBOR Risk	X
Management Risk	X	X
Market Maker Risk	X	X
Market Risk	X	X
Municipal Lease Participations Risk	X	X
Municipal Securities Market Liquidity Risk	X	X
Municipal Securities Risk	X	X
Municipal Securities Valuation Risk	X	X
Operational Risk		X
Political and Economic Risk		X
Premium/Discount Risk	X	X
Prepayment Risk	X	X
Pre-Refunded Bonds Risk	X	X
Private Activity Bonds Risk	X	X
Restricted Securities Risk		X
Significant Exposure Risk	X	X
Tax Risk		X
Trading Issues Risk	X	X
Zero Coupon Bond Risk	X	X

*Certain differences between principal investment risks set forth in the Fund’s Current Prospectus and those expected to be applicable to the Fund if the Proposal is approved are due primarily to updates to disclosure practices.

If shareholders approve the Proposal, how will the Fund’s portfolio management change?

Currently, Ken Fincher and Jordan Ramsland serve as the Fund’s portfolio managers and are primarily and jointly responsible for the day-to-day management of the Fund. Mr. Fincher and Mr. Ramsland have served on the Fund’s portfolio management team since 2016 and 2018, respectively.

If shareholders approve the Proposal, Tom Futrell and Johnathan N. Wilhelm will join the portfolio management team and, along with Mr. Fincher and Mr. Ramsland, will be primarily and jointly responsible for the day-to-day management of the Fund. Mr. Futrell and Mr. Wilhelm will focus on the Fund’s direct investments in municipal debt securities, while Mr. Fincher and Mr. Ramsland will continue to focus on the Fund’s investments in municipal closed-end funds. Below is additional information on the portfolio managers who will serve on the Fund’s portfolio management team if the Proposal is approved.

Tom Futrell, CFA

Senior Vice President, Senior Portfolio Manager of First Trust Advisors

Tom Futrell, CFA, joined First Trust Advisors in September 2013 as Senior Vice President and Portfolio Manager and has over 26 years of experience in municipal bond portfolio management. Prior to joining First Trust Advisors, Mr. Futrell was a Senior Portfolio Manager for Municipal Bonds at Performance Trust Investment Advisors for two and one-half years and the Chief Investment Officer for Claymore Securities, Inc. for three years. Mr. Futrell also worked as a credit analyst with Nuveen Investments and worked in investment management at Nuveen Asset Management for 25 years. Mr. Futrell has a B.A. from Wheaton College and an M.B.A. from Northern Illinois University. He also holds the FINRA Series 7, Series 24 and Series 66 licenses and the Chartered Financial Analyst designation.

Johnathan N. Wilhelm

Senior Vice President, Senior Portfolio Manager of First Trust Advisors

Johnathan N. Wilhelm joined First Trust Advisors in September 2013 as Senior Portfolio Manager for the First Trust Advisors Municipal Securities Team and has over 32 years of credit research and portfolio management experience in corporate and municipal securities. Prior to joining First Trust Advisors, Mr. Wilhelm was a Portfolio Manager for Municipal Bonds at Performance Trust Investment Advisors for two and one-half years and Senior Vice President and Portfolio Manager at Nuveen Investments for 11 years. Mr. Wilhelm has a B.S. in Business from Miami University of Ohio and his J.D. from DePaul University College of Law.

Ken Fincher
Senior Vice President, Portfolio Manager of First Trust Advisors

Ken Fincher is a Senior Vice President and Portfolio Manager at First Trust Advisors. Mr. Fincher joined First Trust Advisors with over 20 years of experience in financial markets. His current responsibilities include management of separately managed accounts (“SMAs”) that invest primarily in closed-end funds. He has also helped develop new product structures in the closed-end fund space. Mr. Fincher has been named Outstanding Individual Contributor to the Closed-End Fund Sector in 2007, 2006, 2005 and 2004 by financial analysts and his peers in the closed-end fund community and also served on the Closed-End Fund committee of the Investment Company Institute. Mr. Fincher received a B.A. in financial administration from Michigan State University and an M.B.A. from Loyola University Graduate School of Business.

Jordan Ramsland

Vice President, Portfolio Manager of First Trust Advisors

Jordan Ramsland is a Vice President and Portfolio Manager at First Trust Advisors. Mr. Ramsland graduated from Palm Beach Atlantic University in 2011 with a B.S. in Finance. Mr. Ramsland joined First Trust Advisors in 2013, and his current responsibilities include research and management of strategies that invest primarily in closed-end funds. He is responsible for updating and maintaining First Trust Advisors’ proprietary CEF models as part of the investment process for the First Trust Closed-End Fund ETFs and SMAs. Prior to working at First Trust Advisors, he worked at a high net worth wealth management firm, as well as a technology firm in Chicago.

If shareholders approve the Proposal, will there be any effect on the Fund’s Expense Ratio?

If shareholders approve the Proposal, the Fund’s Expense Ratio (set forth in its Current Prospectus as equal to 2.65% of average daily net assets) is expected to decrease to approximately 0.74% of average daily net assets. First, since the Fund will no longer operate as a fund-of-funds, its AFFE are expected to be significantly reduced. Further, if the Proposal is approved by shareholders, although the Fund’s unitary investment management fee (equal to 0.75% of average daily net assets) will not change, the Advisor will implement a temporary fee waiver (the “Proposed Waiver”) under which it will contractually agree to waive management fees in an amount equal to 0.20% of average daily net assets. The Proposed Waiver would be in effect for at least one year after the Proposal is implemented (the “Initial Term”), but there is no guarantee it would be extended beyond the Initial Term. The Proposed Waiver would be subject to termination by action of the Board at any time upon 60 days’ written notice by the Trust, on behalf of the Fund, or by the Advisor only after the Initial Term. The Advisor would not have any right to reimbursement of any amount waived under the Proposed Waiver. If shareholders approve the Proposal, the Advisor expects that the Proposed Waiver would be appropriate until long-term yields increase, although there is no guarantee that the Proposed Waiver would be extended beyond the Initial Term. The Advisor anticipates that if the trailing average 30-day yield of the current ten-year U.S. Treasury Bond exceeds 3.50% before the end of the Initial Term, the Proposed Waiver may not be continued past the Initial Term. Accordingly, the Fund’s Expense Ratio could increase one year after the Proposal is implemented.

For comparison purposes, the table below shows the Fund’s annual fund operating expenses (as set forth in its Current Prospectus) and estimates of its annual fund operating expenses if the Proposal is implemented. Investors may pay other fees, such as brokerage commissions and other fees to financial intermediaries, which are not reflected in the table and related example below. Shareholders should be aware that the estimates are approximate and assume that the Fund will invest 10% of its net assets in municipal closed-end funds after the Proposal is implemented.

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)

	Current Prospectus	Estimated (if the Proposal is implemented)
Management Fees	0.75%	0.75%
Distribution and Service (12b-1) Fees	0.00%	0.00%
Other Expenses	0.00%	0.00%
Acquired Fund Fees and Expenses	1.90%	0.19%(1)
Total Annual Fund Operating Expenses	2.65%	0.94%(1)
Fee Waiver	0.00%	0.20%(2)
Net Annual Fund Operating Expenses	2.65%	0.74%(1)
(1)	Estimates are approximate and assume that the Fund will invest 10% of its net assets in municipal closed-end funds after the Proposal is implemented.
(2)	Pursuant to a contractual agreement, the Advisor has agreed to waive management fees of 0.20% of average daily net assets until at least one year after the Proposal is implemented (the “Initial Term”). The waiver agreement may be terminated by action of the Trust’s Board of Trustees at any time upon 60 days’ written notice by the Trust, on behalf of the Fund, or by the Advisor only after the Initial Term. The Advisor does not have any right to reimbursement of any amount waived under the waiver agreement.

Expense Example. The example below is intended to help you compare the cost of investing in the Fund under its current strategy to the cost of investing in the Fund if the Proposal is approved and implemented. The example does not take into account customary brokerage commissions that you pay when purchasing or selling shares of the Fund in the secondary market. The example assumes that you invested $10,000 in the Fund for the time periods indicated. The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses (1) under its current investment strategy, are equal to 2.65% of average daily net assets for all time periods indicated and (2) assuming implementation of the Proposal, are equal to 0.74% of average daily net assets for the first year of your investment and 0.94% of average daily net assets thereafter. Although your actual costs may be higher or lower, based on the foregoing assumptions, your costs would be:

	1 Year	3 Years	5 Years	10 Years
Current Prospectus	$268	$823	$1,405	$2,983
Estimated (if the Proposal is implemented)	$76	$280	$501	$1,136

If shareholders approve the Proposal, will the Fund pay brokerage commissions and other trading costs associated with acquiring and disposing of securities in order to transition to the New Strategy? Could the Fund recognize gains and/or losses in connection with such acquisitions and dispositions?

If the Proposal is approved, in order to transition to the New Strategy, the Fund will need to acquire and dispose of securities (referred to as the “Repositioning”) and will incur trading costs, such as brokerage commissions. In addition, the Fund may recognize gains and/or losses as a result of disposing of the securities that it holds prior to the transition, and any gains recognized may be taxable to the extent not offset by capital loss carryforwards. Trading costs and taxes are excluded from the expenses for which the Advisor is responsible under its unitary management fee and, therefore, would be borne by the Fund and its shareholders. Further, any such trading costs and taxes will impact and be reflected in the Fund’s performance rather than its Expense Ratio.

If the Repositioning had occurred as of October 18, 2021, it is estimated that the Fund would have sold and reinvested approximately 92% of its investment portfolio and incurred brokerage commissions and other trading costs equal to approximately $57,100 in the aggregate (equal to approximately $0.06 per share). In addition, if the Repositioning had occurred as of October 18, 2021, it is estimated that it would have resulted in approximately $77,000 in gains (equal to approximately $0.08 per share). However, since the securities held in the Fund’s current investment portfolio (e.g., shares of municipal closed-end funds and ETFs) are eligible to be traded in kind, the Advisor believes that while possible, it is unlikely that taxable gains would be passed along to shareholders under currently applicable federal income tax law. Actual market prices and net gains or losses experienced by the Fund will depend on market conditions at the time of the Repositioning.

If shareholders approve the Proposal, is there expected to be any effect on the Fund’s “transaction fees” that are imposed to create and redeem “creation units” (i.e., large blocks of the Fund’s shares)?

Yes. It is currently expected that the Fund’s “transaction fees” will increase if shareholders approve the Proposal. To help defray various transaction expenses (including, among others, brokerage costs and operational processing costs), transaction fees are typically imposed to create and redeem large blocks of an ETF’s shares (“Creation Units”). The anticipated increase in the Fund’s transaction fees is based on factors such as the additional efforts that will be required to effect creation and redemption transactions involving municipal debt securities and the expectation that a significant portion of creation and redemption transactions will be effected for cash rather than in kind. The transaction fees are paid to the Fund’s custodian by “authorized participants” (i.e., broker-dealers and large institutional investors that have entered into “participation agreements” with First Trust Portfolios L.P., the Fund’s principal underwriter, authorizing them to purchase and redeem shares directly from the Fund). These fees are then passed along to investors buying and selling shares in the secondary market as a component of the “bid-ask spread.” The bid-ask spread, which is generally the difference between the “bid price” (generally the highest price that an investor is willing to pay to buy a security) and the “ask price” (generally the lowest price that an investor will accept to sell a security) serves as a representation of market liquidity, with a narrower bid-ask spread indicating a more liquid market with lower implicit trading costs. Accordingly, higher transaction fees may have the undesirable effect of increasing bid-ask spreads. On the other hand, however, although it is impossible to predict the future and no assurance can be given, the Advisor believes that if the Proposal is implemented, increased investor demand for shares of the Fund may, over time, have the desirable effect of narrowing bid-ask spreads.

If shareholders approve the Proposal, when will it be implemented?

If the Proposal is approved by shareholders, it will be implemented as soon as practicable after such approval.

What did the Board consider in approving the Proposal?

The Advisor has recommended, and the Board has approved, subject to shareholder approval, changing the Fund’s current fund-of-funds investment strategy that seeks to provide current income by investing in a portfolio of closed-end funds that invest primarily in municipal debt securities (previously defined as “municipal closed-end funds”), some or all of which pay interest that is exempt from regular federal income taxes, to an investment strategy that seeks to provide current income by investing directly in municipal debt securities that pay interest that is exempt from regular federal income taxes, while retaining the ability to invest up to 10% of the Fund’s net assets in municipal closed-end funds (previously referred to as the “New Strategy”). In connection with the proposed New Strategy, the Advisor has also recommended, and the Board has approved, subject to shareholder approval of the New Strategy, changing the Fund’s name to “First Trust Flexible Municipal High Income ETF” and a fee waiver agreement pursuant to which the Advisor will agree to waive its unitary management fee from the Fund in an amount equal to 0.20% of the Fund’s average daily net assets for at least one year after the New Strategy is implemented. At a meeting held on October 18, 2021, the Board approved the New Strategy, name change and fee waiver agreement for the Fund based upon, among other things, the following factors:

•	The Advisor’s statement that despite the Fund’s strong performance since its inception (September 27, 2016), the Fund has seen limited growth, with net assets of approximately $20.9 million as of October 14, 2021;
•	The Advisor’s statement that, upon the compliance date of the Fund of Funds Rule, on January 19, 2022, which alters the regulatory framework governing investments by funds in other funds, the Fund may face challenges implementing its current investment strategy given the rescission of the exemptive order upon which the Fund currently relies to invest in other registered closed-end funds in excess of limits imposed by Section 12(d)(1) of the 1940 Act and the challenges of complying with certain conditions of the Fund of Funds Rule in order to continue to pursue the Fund’s current investment strategy;
•	A consideration of the differences and similarities between the Fund’s current investment strategy and the New Strategy, including their respective investment guidelines, duration profiles, yields, distribution rates, risks and risk management processes, and the Advisor’s statements indicating that, although the Fund’s investment objective to seek current income would remain the same and the Fund’s principal risks would generally remain the same as the Fund’s ultimate investment exposure would continue to be to municipal debt securities, the New Strategy will have increased risk relating to direct investment in municipal debt securities, including a higher anticipated allocation to municipal debt securities with below investment grade credit characteristics, and decreased risk relating to investment in municipal closed-end funds, alleviating the compliance challenges of the Fund of Funds Rule and providing for less embedded leverage and less risk associated with the potential widening of closed-end fund discounts;

•	The Fund currently pays a unitary management fee at a rate equal to 0.75% of the Fund’s average daily net assets and all AFFE associated with investing in municipal closed-end funds, resulting in the Fund’s current annual fund operating expenses totaling 2.65% of the Fund’s average daily net assets. In connection with the transition to the New Strategy, the Fund would continue to pay a unitary management fee at a rate equal to 0.75% of the Fund’s average daily net assets, but the Fund’s investment in municipal closed-end funds would be limited to 10% of its average daily net assets, thereby reducing the AFFE borne by the Fund, and the Advisor also would enter into a fee waiver agreement with the Fund for at least one year, pursuant to which the Advisor would agree to waive its unitary management fee in an amount equal to 0.20% of the Fund’s average daily net assets. As a result, the annual fund operating expenses paid by the Fund are anticipated to decrease to approximately 0.74% of the Fund’s average daily net assets after the transition to the New Strategy;
•	The Advisor’s consideration of alternatives, including (i) liquidating the Fund and the Advisor’s determination that this alternative would result in a taxable event for shareholders and remove them from an income-producing, tax-exempt strategy; (ii) merging the Fund into another fund and the Advisor’s determination that none of the potential merger candidates are a natural fit given the longer duration, tax-exempt nature of the Fund; and (iii) maintaining the Fund’s current investment strategy as is and the Advisor’s determination that this alternative would not address the limited growth of the Fund and the compliance challenges of the Fund of Funds Rule discussed above;
•	The Advisor’s agreement to bear all the costs associated with the proxy solicitation and the Meeting in connection with seeking shareholder approval to change the Fund’s current investment strategy to the New Strategy; and
•	The Advisor’s statement indicating that, given that the securities that would be sold to implement the New Strategy are all eligible to be traded in kind without recognizing any capital gains, the Advisor believes it is unlikely that the Fund would have to make a capital gains distribution to shareholders that would be specifically tied to a transition to the New Strategy.

If shareholders do not approve the New Strategy, then the changes in the Fund’s investment strategy and name and the fee waiver agreement discussed above will not be implemented and, for the immediate term, the Fund will continue to follow its current investment strategy while the Advisor evaluates appropriate options in light of the regulatory changes discussed above, among other considerations. In connection with the Fund’s long-term future, the Board will consider all alternatives available to the Fund, and will take such action as it deems to be in the best interests of the Fund.

The Board of Trustees recommends that shareholders of the Fund vote “FOR” the proposed change to the Fund’s investment strategy.

Shareholder Approval and Required Vote

To become effective, the Proposal must be approved by a vote of a majority of the outstanding voting securities of the Fund. The “vote of a majority of the outstanding voting securities” of the Fund is defined in the 1940 Act as the vote of the lesser of (i) 67% or more of the shares of the Fund present at the Meeting if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy; or (ii) more than 50% of the outstanding shares of the Fund. For purposes of determining the approval of the Proposal, abstentions will have the effect of a vote against the Proposal. All shares represented by properly submitted proxies will be counted as present for purposes of determining a quorum. It is expected that broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers will request the instructions of such customers before the Meeting on how to vote their shares on the Proposal. Under applicable rules of the New York Stock Exchange, broker-dealer firms are not permitted to vote on the Proposal with respect to shares for which no instructions have been received from customers.

If you need any assistance or have any questions regarding the Proposal or how to vote your shares, please call the Fund’s proxy solicitor, AST Fund Solutions, LLC at (866) 796-7182 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

The Board of Trustees recommends that shareholders of the Fund vote “FOR” the Proposal.

Additional Information

General Information—Solicitation of Proxies

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board. The solicitation of proxies will be largely by mail, but may include telephonic, electronic or oral communications by officers and service providers of the Trust, as well as affiliates of such service providers. A proxy solicitation firm, AST Fund Solutions, LLC, has also been engaged to provide proxy solicitation and tabulation services for the Fund, as well as certain related services, at an expected total cost of approximately $18,000. The expense of preparing, printing and mailing the enclosed proxy, accompanying notice and this Proxy Statement, and all other costs in connection with the solicitation of proxies to be voted at the Meeting, will be borne by the Advisor. The Advisor will also reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the person(s) for whom they hold shares of the Fund. The Advisor will bear the foregoing costs and expenses regardless of whether shareholders approve the Proposal.

The Meeting and Voting Rights

The Meeting is scheduled to be held on Tuesday, February 22, 2022, at 12:00 noon Central Time at the offices of First Trust Advisors L.P., located at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187. You may vote in any one of four ways:

•	by mail, by sending the enclosed proxy card, signed and dated, in the enclosed postage-paid envelope;
•	by phone, by following the instructions set forth on your proxy card;
•	via the Internet, by following the instructions set forth on your proxy card; or
•	in person, by attending the Meeting. Please note that shareholders who intend to attend the Meeting will need to provide valid identification and, if they hold shares through a bank, broker or other nominee, satisfactory proof of ownership of shares, such as a voting instruction form (or a copy thereof) or a letter from their bank, broker or other nominee or broker’s statement indicating ownership as of the Record Date (as defined below), to be admitted to the Meeting. You may call toll-free (800) 621-1675 for information on how to obtain directions to be able to attend the Meeting and vote in person.

Each shareholder will be entitled to one vote for each share owned by the shareholder, and each fractional share will be entitled to a proportionate fractional vote. Broker-dealer firms holding shares in “street name” for the benefit of their customers and clients may request voting instructions from such customers and clients. You are encouraged to contact your broker-dealer and record your voting instructions.

A list of shareholders of record of the Fund entitled to notice of and to be present and to vote at the Meeting will be available at the offices of the Advisor, 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, for inspection by any shareholder of the Fund during regular business hours beginning on the second business day after notice is given of the Meeting, subject to restrictions that may be imposed on a requesting shareholder on the copying, use or distribution of the information contained in the list. Shareholders will need to show valid identification and proof of share ownership to inspect the list of shareholders.

Use and Revocation of Proxies

For shareholders voting by mail, if the enclosed proxy card is properly executed and returned in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon, or, if no instructions are marked thereon, will be voted at the discretion of the persons named on the proxy card. Accordingly, unless instructions to the contrary are marked thereon, a properly executed and returned proxy will be voted FOR the Proposal, and at the discretion of the named proxies on any other matters that may properly come before the Meeting, as deemed appropriate. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise by (i) attending the Meeting and voting his or her or its shares in person; (ii) timely submitting a revocation of a prior proxy to (a) the Trust’s Secretary, W. Scott Jardine, at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187 and (b) in addition, if his, her or its shares are held in “street name,” to the applicable broker-dealer; or (iii) timely submitting a later-dated proxy.

Quorum Requirements, Postponements and Adjournments

A quorum of shareholders is necessary to hold a meeting of shareholders. Under the Trust’s By-Laws, the holders of shares representing thirty-three and a third percent (33-1/3%) of the voting power of the aggregate number of shares of the Fund entitled to vote at the Meeting will be necessary to constitute a quorum for the transaction of business by the Fund. Under the Trust’s By-Laws, in general, for purposes of establishing whether a quorum is present at a meeting of shareholders, all shares present in person or by properly submitted proxy and entitled to vote, including abstentions and broker non-votes, are counted. Broker non-votes are shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter. Broker non-votes typically occur when both routine and non-routine proposals are being considered at a meeting. Because the Proposal is a “non-routine” matter for which a broker or nominee does not have discretionary voting power under applicable rules of the New York Stock Exchange, the Trust does not expect there to be any broker non-votes at the Meeting.

The Meeting may be postponed prior to the Meeting with notice to the shareholders entitled to vote at the Meeting. The Meeting may, by action of the person presiding thereat, be adjourned without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, if a quorum is not present with respect to such matter. In addition, the Meeting may, by motion of the person presiding thereat, be adjourned with respect to one or more matters to be considered at the Meeting, even if a quorum is present with respect to such matters, to a designated time and place, when such adjournment is approved by the vote of holders of shares representing a majority of the voting power of the shares present and entitled to vote with respect to the matter or matters adjourned, and voting on the adjournment, without further notice.

Shares Outstanding

Only holders of record of shares at the close of business on November 1, 2021 (the “Record Date”) are entitled to vote on the Proposal at the Meeting. As of the close of business on the Record Date, there were 1,150,002 shares outstanding of the Fund.

Share Ownership Over 5%

As of the Record Date, no person is known by the Trust to have owned beneficially or of record more than 5% of the shares outstanding of the Fund except as set forth in the chart below. A shareholder owning beneficially more than 25% of the Fund’s voting securities may be deemed to “control” (as defined in the 1940 Act) the Fund. The vote of any such person could have a more significant effect on matters presented at a shareholders’ meeting than votes of other shareholders. Information as to ownership is based on securities position listing reports as of the Record Date. The Trust does not have any knowledge of who the ultimate beneficiaries are of the Fund’s shares outstanding.

Name and Address	Shares Owned	% of Outstanding Shares Owned
Pershing LLC One Pershing Plaza Jersey City, NJ 07399	241,361 Shares	20.99%
BNY Mellon 525 William Penn Place Suite 153-0400 Pittsburgh, PA 15259	196,260 Shares	17.07%
National Financial Services LLC 499 Washington Boulevard Jersey City, NJ 07310	172,771 Shares	15.02%
Charles Schwab & Co., Inc. 2423 E. Lincoln Drive Phoenix, AZ 85016	138,151 Shares	12.01%
TD Ameritrade Clearing, Inc. 200 S. 108th Avenue Omaha, NE 68154	121,697 Shares	10.58%
JP Morgan Chase Bank, National Association 500 Stanton Christiana Road, OPS 4 Floor 02 Newark, DE 19713	90,184 Shares	7.84%

Share Ownership of Trustees and Executive Officers

The number of shares of the Fund beneficially owned as of December 31, 2020 by (a) the Trustees (including the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”) and the Trustee who is not an Independent Trustee (the “Interested Trustee”)) and (b) the Trustees and executive officers of the Trust as a group, is set forth below.

Name	Number of Shares
Interested Trustee
James A. Bowen	0
Independent Trustees
Richard E. Erickson	0
Thomas R. Kadlec	0
Denise M. Keefe*	0*
Robert F. Keith	0
Niel B. Nielson	0
Trustees and Executive Officers as a Group	0

*Denise M. Keefe has been an Independent Trustee since November 1, 2021 and did not own any shares of the Fund as of October 21, 2021.

As of December 31, 2020, (a) the Trustees and (b) the Trustees and executive officers of the Trust as a group, beneficially owned less than 1% of the total shares outstanding of the Fund.

The Advisor

First Trust Advisors L.P. (previously defined as the “Advisor”), located at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, is the investment advisor to the Fund and, as such, is responsible for the selection and ongoing monitoring of the securities in the Fund’s portfolio and certain other services necessary for the management of its portfolio. First Trust Advisors also serves as the Fund’s fund reporting agent. The Advisor is an Illinois limited partnership with one limited partner, Grace Partners of DuPage L.P. (“Grace Partners”), and one general partner, The Charger Corporation. Grace Partners is a limited partnership with one general partner, The Charger Corporation, and a number of limited partners. The Charger Corporation is an Illinois corporation controlled by James A. Bowen, the Chief Executive Officer of the Advisor and the sole Interested Trustee of the Trust. In light of his interest in and role with the Advisor, Mr. Bowen may be deemed to have an interest in the Proposal given that if the Proposal is approved by shareholders, the Proposed Waiver will be implemented.

Certain Service Providers

First Trust Portfolios L.P., an affiliate of the Advisor, is the principal underwriter of the Fund’s shares with principal offices located at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187. The Bank of New York Mellon, the Fund’s custodian, administrator, fund accountant and transfer agent, is located at 240 Greenwich Street, New York, New York 10286.

Delivery of Certain Documents

The Trust will furnish, without charge, a copy of the Fund’s annual report and/or semi-annual report as available upon request. Such written or oral requests should be made by writing to the Trust at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187 or by calling toll-free (800) 621-1675.

Please note that only one annual or semi-annual report or proxy statement may be delivered to two or more shareholders of the Fund who share an address, unless the Trust has received instructions to the contrary. To request a separate copy of an annual or semi-annual report or proxy statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the Trust at the address and phone number set forth above. Pursuant to a request, a separate copy will be delivered promptly.

Submission of Shareholder Proposals

The Trust is organized as a business trust under the laws of the Commonwealth of Massachusetts. The Trust is not required to hold, and does not hold, annual meetings. However, special meetings of shareholders of the Fund may be called as required by the 1940 Act, or as required or permitted by the Trust’s Declaration of Trust and By-Laws.

Because the Fund does not hold annual shareholders’ meetings, the anticipated date of the next shareholders’ meeting (if any) cannot be provided. Shareholders who wish to present a proposal for inclusion in a future proxy statement for a subsequent shareholders’ meeting should send written proposals to the Trust’s Secretary, W. Scott Jardine, at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187. Proposals must be received by a reasonable time before the Fund begins to print and send its proxy materials for the meeting. The timely submission of a proposal does not guarantee inclusion.

Other Matters to Come Before the Meeting

No business other than the Proposal, as described above, is expected to come before the Meeting, but should any other matter requiring a vote of shareholders arise, including any question as to an adjournment of the Meeting, the persons named on the enclosed proxy card will vote thereon according to their best judgment in the interests of the Fund.

December 27, 2021

It is important that your shares be represented at the Meeting. In order to avoid delay and to ensure that your shares are represented, please vote as promptly as possible. You may vote easily and quickly by mail, by telephone or through the internet. If you need any assistance or have any questions regarding the Proposal or how to vote your shares, please call the Fund’s Proxy Solicitor, AST Fund Solutions, LLC, at (866) 796-7182 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

APPENDIX A

Glossary of Principal Investment Risks

Each principal investment risk listed below includes an indication as to whether it is (1) identified in the Fund’s Current Prospectus (“Current”), (2) expected to be applicable to the Fund following the implementation of the Proposal (“Proposal”), or (3) both identified in the Fund’s Current Prospectus and expected to be applicable to the Fund following the implementation of the Proposal (“Current & Proposal”). Certain differences between principal investment risks identified in the Fund’s Current Prospectus and those expected to be applicable to the Fund if the Proposal is approved are due primarily to updates to disclosure practices.

If the Proposal is implemented, the Fund will no longer operate as a fund-of-funds although it will be permitted to invest up to 10% of its net assets in municipal closed-end funds. Accordingly, if the Proposal is implemented, the Fund will be subject to certain of the principal investment risks identified below both because of its direct investments in municipal debt securities and because it may invest in other investment companies (referred to as “Underlying Funds”) that are directly subject to such principal investment risks.

Whether or not the Proposal is approved by shareholders and implemented, you could lose money by investing in the Fund. An investment in the Fund is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. There can be no assurance that the Fund’s investment objective will be achieved. The order of the below risk factors does not indicate the significance of any particular risk factor.

ALTERNATIVE MINIMUM TAX RISK (Current & Proposal). Although the interest received from municipal securities is generally exempt from federal income tax, the Fund may invest (either through investments in Underlying Funds or, if the Proposal is implemented, also directly) in municipal securities subject to the federal alternative minimum tax. Accordingly, investment in the Fund could cause shareholders to be subject to the federal alternative minimum tax.

AUTHORIZED PARTICIPANT CONCENTRATION RISK (Current & Proposal). Only an authorized participant may engage in creation or redemption transactions directly with the Fund. A limited number of institutions act as authorized participants for the Fund. To the extent that these institutions exit the business or are unable to proceed with creation and/or redemption orders and no other authorized participant steps forward to create or redeem, the Fund’s shares may trade at a premium or discount to the Fund’s net asset value and possibly face delisting.

CALL RISK (Current & Proposal). Some debt securities may be redeemed, or “called,” at the option of the issuer before their stated maturity date. In general, an issuer will call its debt securities if they can be refinanced by issuing new debt securities which bear a lower interest rate. An investor is subject to the possibility that during periods of falling interest rates an issuer will call its high yielding debt securities. An investor would then be forced to invest the proceeds at lower interest rates, likely resulting in a decline in the the investor’s income.

CASH TRANSACTIONS RISK (Proposal). If the Proposal is implemented, the Fund will effect some or all of its creations and redemptions for cash rather than in-kind. As a result, an investment in the Fund may be less tax-efficient than an investment in an ETF that effects all of its creations and redemptions in-kind. Because the Fund may effect redemptions for cash, it may be required to sell portfolio securities in order to obtain the cash needed to distribute redemption proceeds. A sale of portfolio securities may result in capital gains or losses and may also result in higher brokerage costs.

CLOSED-END FUNDS RISK (Current & Proposal). Shares of closed-end funds trade on exchanges at market prices rather than net asset value and cannot be redeemed on demand. Accordingly, closed-end fund shares may trade at a price greater than net asset value (premium) or less than net asset value (discount). There can be no assurance that a discount on shares of closed-end funds purchased by the Fund will not decrease or that when the Fund seeks to sell shares of a closed-end fund it can receive the net asset value for those shares. As a shareholder in a closed-end fund, the Fund bears its ratable share of the fund’s expenses, subjecting Fund shareholders to additional expenses. Additionally, closed-end funds may utilize leverage. As a result, the Fund may be exposed indirectly to leverage through an investment in such securities.

COUNTERPARTY RISK (Current). Underlying Fund transactions involving a counterparty are subject to the risk that the counterparty will not fulfill its obligation to an Underlying Fund. Counterparty risk may arise because of the counterparty’s financial condition (i.e., financial difficulties, bankruptcy, or insolvency), market activities and developments, or other reasons, whether foreseen or not. A counterparty’s inability to fulfill its obligation may result in significant financial loss to an investor. An investor may be unable to recover its investment from the counterparty or may obtain a limited recovery, and/or recovery may be delayed.

CREDIT RISK (Current & Proposal). An issuer or other obligated party of a debt security may be unable or unwilling to make dividend, interest and/or principal payments when due. In addition, the value of a debt security may decline because of concerns about the issuer’s ability or unwillingness to make such payments.

CREDIT RATING AGENCY RISK (Proposal). Credit ratings are determined by credit rating agencies such as Standard & Poor’s, Inc., Moody’s Investors Service, Inc. and Fitch Inc., and are only the opinions of such entities. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risk or the liquidity of securities. Any shortcomings or inefficiencies in credit rating agencies’ processes for determining credit ratings may adversely affect the credit ratings of securities held by the Fund and, as a result, may adversely affect those securities’ perceived or actual credit risk.

CREDIT SPREAD RISK (Proposal). From time to time, spreads (i.e., the difference in yield between debt securities that have different credit qualities or other differences) may increase, which may reduce the market value of some of the Fund’s debt securities. While the Fund may employ strategies to mitigate credit spread risk, these strategies may not be successful.

CUSTODIAL RECEIPTS TRUST RISK (Current & Proposal). Custodial receipts are financial instruments sold through private placements that represent the right to receive future principal and interest payments on underlying municipal obligations. Custodial receipt trusts may also issue inverse floater securities. If the Fund or an Underlying Fund, as applicable, was to hold inverse floaters issued by custodial receipt trusts, the fund would be subject to the risks of inverse floaters described herein. In particular, because the instruments may be leveraged, their market values may be more volatile than other types of debt securities.

CYBER SECURITY RISK (Current & Proposal). The Fund is susceptible to operational risks through breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption or lose operational capacity. Such events could cause the Fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures and/or financial loss. Cyber security breaches may involve unauthorized access to the Fund’s digital information systems through “hacking” or malicious software coding but may also result from outside attacks such as denial-of-service attacks through efforts to make network services unavailable to intended users. In addition, cyber security breaches of the issuers of securities in which the Fund invests or the Fund’s third-party service providers, such as its administrator, transfer agent, custodian, or sub-advisor, as applicable, can also subject the Fund to many of the same risks associated with direct cyber security breaches. Although the Fund has established risk management systems designed to reduce the risks associated with cyber security, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers or third-party service providers.

DEBT SECURITIES RISK (Current & Proposal). Investments in debt securities subject the holder to the credit risk of the issuer. Credit risk refers to the possibility that the issuer or other obligor of a security will not be able or willing to make payments of interest and principal when due. Generally, the value of debt securities will change inversely with changes in interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. During periods of falling interest rates, the income received by the Fund or an Underlying Fund, as applicable, may decline. If the principal on a debt security is prepaid before expected, the prepayments of principal may have to be reinvested in obligations paying interest at lower rates. Debt securities generally do not trade on a securities exchange making them generally less liquid and more difficult to value than common stock.

DERIVATIVES RISK (Current & Proposal). The use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other traditional investments. These risks include: (i) the risk that the counterparty to a derivative transaction may not fulfill its contractual obligations; (ii) risk of mispricing or improper valuation; and (iii) the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset. Derivative prices are highly volatile and may fluctuate substantially during a short period of time. Such prices are influenced by numerous factors that affect the markets, including, but not limited to: changing supply and demand relationships; government programs and policies; national and international political and economic events, changes in interest rates, inflation and deflation and changes in supply and demand relationships. Trading derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities. Derivative contracts ordinarily have leverage inherent in their terms. The low margin deposits normally required in trading derivatives, including futures contracts, permit a high degree of leverage. Accordingly, a relatively small price movement may result in an immediate and substantial loss. The use of leverage may also cause the Fund or an Underlying Fund, as applicable, to liquidate portfolio positions when it would not be advantageous to do so in order to satisfy its obligations or to meet collateral segregation requirements. The use of leveraged derivatives can magnify potential for gain or loss and, therefore, amplify the effects of market volatility on share price.

DISTRESSED SECURITIES RISK (Current & Proposal). Distressed debt securities are speculative and involve substantial risks in addition to the risks of investing in high-yield securities that are not in default. In some instances, an investor will not receive interest payments from the distressed securities it holds, and there is a substantial risk that the principal will not be repaid. In any reorganization or liquidation proceeding related to a distressed debt security, an investor may lose its entire investment in the security.

ETF RISK (Current). The Fund invests in ETFs, which subjects it to the risks of owning the securities underlying the ETF, as well as the same structural risks faced by an investor purchasing shares of the Fund, including authorized participant concentration risk, market maker risk, premium/discount risk and trading issues risk. As a shareholder in another ETF, the Fund bears its proportionate share of the ETF’s expenses, subjecting Fund shareholders to duplicative expenses.

EXTENSION RISK (Current & Proposal). Extension risk is the risk that, when interest rates rise, certain obligations will be paid off by the issuer (or other obligated party) more slowly than anticipated, causing the value of these debt securities to fall. Rising interest rates tend to extend the duration of debt securities, making their market value more sensitive to changes in interest rates. The value of longer-term debt securities generally changes more in response to changes in interest rates than shorter-term debt securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

 FLOATING RATE SECURITIES RISK (Current). Floating rate securities are structured so that the security’s coupon rate fluctuates based upon the level of a reference rate. As a result, the coupon on floating rate securities will generally decline in a falling interest rate environment, causing an investor to experience a reduction in the income it receives from the security. A floating rate security’s coupon rate resets periodically according to the terms of the security. Consequently, in a rising interest rate environment, floating rate securities with coupon rates that reset infrequently may lag behind the changes in market interest rates. Floating rate securities may also contain terms that impose a maximum coupon rate the issuer will pay, regardless of the level of the reference rate which would decrease the value of the security.

FUTURES CONTRACTS RISK (Proposal).  Futures contracts are typically exchange-traded contracts that call for the future delivery of an asset by one party to another at a certain price and date, or cash settlement of the terms of the contract. The risk of a position in a futures contract may be very large compared to the relatively low level of margin the Fund is required to deposit. In many cases, a relatively small price movement in a futures contract may result in immediate and substantial loss or gain to the investor relative to the size of a required margin deposit. In the event no secondary market exists for a particular contract, it might not be possible to effect closing transactions, and the Fund will be unable to terminate the derivative. If the Fund uses futures contracts for hedging purposes, there is a risk of imperfect correlation between movements in the prices of the derivatives and movements in the securities or index underlying the derivatives or movements in the prices of the Fund’s investments that are the subject of such hedge. The prices of futures contracts may not correlate perfectly with movements in the securities or index underlying them.

HIGH YIELD SECURITIES RISK (Current & Proposal). High yield securities, or “junk” bonds, are subject to greater market fluctuations, are less liquid and provide a greater risk of loss than investment grade securities, and therefore, are considered to be highly speculative. In general, high yield securities may have a greater risk of default than other types of securities and could cause income and principal losses for the Fund or an Underlying Fund, as applicable.

INCOME RISK (Current & Proposal). The income of the Fund or an Underlying Fund, as applicable, may decline when interest rates fall or if there are defaults in its portfolio. This decline can occur because the Fund or Underlying Fund may subsequently invest in lower-yielding securities as debt securities in its portfolio mature, are near maturity or are called, or the fund otherwise needs to purchase additional debt securities.

 INDUSTRIAL DEVELOPMENT BOND RISK (Proposal). To the extent that investments in the industrial development sector represent a significant portion of the Fund’s portfolio, the Fund will be sensitive to changes in, and its performance may depend to a greater extent on, the overall condition of the industrial development sector. These bonds are normally secured only by the revenues from the project and are not general obligations of the issuer or otherwise secured by state or local government tax receipts. Generally, the value and credit quality of these bonds are sensitive to the risks related to an economic slowdown.

INFLATION RISK (Current & Proposal). Inflation risk is the risk that the value of assets or income from investments will be less in the future as inflation decreases the value of money. As inflation increases, the present value of the Fund’s assets and distributions may decline.

INTEREST RATE RISK (Current & Proposal). Interest rate risk is the risk that the value of the debt securities in the portfolio of the Fund or an Underlying Fund, as applicable, will decline because of rising market interest rates. Interest rate risk is generally lower for shorter-term debt securities and higher for longer-term debt securities. An investor may be subject to a greater risk of rising interest rates than would normally be the case due to the current period of historically low rates and the effect of potential government fiscal policy initiatives and resulting market reaction to those initiatives. Duration is a reasonably accurate measure of a debt security’s price sensitivity to changes in interest rates and a common measure of interest rate risk. Duration measures a debt security’s expected life on a present value basis, taking into account the debt security’s yield, interest payments and final maturity. In general, duration represents the expected percentage change in the value of a security for an immediate 1% change in interest rates. For example, the price of a debt security with a three-year duration would be expected to drop by approximately 3% in response to a 1% increase in interest rates. Therefore, prices of debt securities with shorter durations tend to be less sensitive to interest rate changes than debt securities with longer durations. As the value of a debt security changes over time, so will its duration.

INVERSE FLOATERS RISK (Current & Proposal). The use of inverse floaters by the Fund or an Underlying Fund, as applicable, creates effective leverage. Due to the leveraged nature of these investments, they will typically be more volatile and involve greater risk than the fixed rate municipal bonds underlying the inverse floaters. An investment in certain inverse floaters will involve the risk that an investor could lose more than its original principal investment. Distributions on inverse floaters bear an inverse relationship to short-term municipal bond interest rates. Thus, distributions paid to an investor on its inverse floaters will be reduced or even eliminated as short-term municipal bond interest rates rise and will increase when short-term municipal bond interest rates fall. Inverse floaters generally will underperform the market for fixed rate municipal bonds in a rising interest rate environment.

INVESTMENT RESTRICTION RISK (Current). The Fund’s investment in other investment companies is restricted by federal securities laws and the Fund’s associated exemptive relief which limit the size of the position the Fund can take in another investment company. These limitations may prevent the Fund from purchasing shares of an investment company that it may have otherwise purchased pursuant to its principal investment strategy.

LEVERAGE RISK (Current). The Fund may invest in Underlying Funds that utilize leverage. Leverage may result in losses that exceed the amount originally invested and may accelerate the rates of losses. Leverage tends to magnify, sometimes significantly, the effect of any increase or decrease in an Underlying Fund’s exposure to an asset or class of assets and may cause the value of the fund’s shares to be volatile and sensitive to market swings.

LIBOR RISK (Current). In 2017, the United Kingdom’s Financial Conduct Authority announced that LIBOR will cease to be available for use after 2021. The unavailability or replacement of LIBOR may affect the value, liquidity or return on certain Fund investments and may result in costs incurred in connection with closing out positions and entering into new trades. Any potential effects of the transition away from LIBOR on the Fund or on certain instruments in which the Fund invests can be difficult to ascertain, and they may vary depending on a variety of factors. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Fund.

MANAGEMENT RISK (Current & Proposal). The Fund is subject to management risk because it is an actively managed portfolio. In managing the Fund’s investment portfolio, the portfolio managers will apply investment techniques and risk analyses that may not produce the desired result. There can be no guarantee that the Fund will meet its investment objective.

MARKET MAKER RISK (Current & Proposal). The Fund faces numerous market trading risks, including the potential lack of an active market for Fund shares due to a limited number of market markers. Decisions by market makers or authorized participants to reduce their role or step away from these activities in times of market stress could inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying values of the Fund’s portfolio securities and the Fund’s market price. The Fund may rely on a small number of third-party market makers to provide a market for the purchase and sale of shares. Any trading halt or other problem relating to the trading activity of these market makers could result in a dramatic change in the spread between the Fund’s net asset value and the price at which the Fund’s shares are trading on the Exchange, which could result in a decrease in value of the Fund’s shares. This reduced effectiveness could result in Fund shares trading at a discount to net asset value and also in greater than normal intraday bid-ask spreads for Fund shares.

MARKET RISK (Current & Proposal). Market risk is the risk that a particular security, or shares of the Fund in general, may fall in value. Securities are subject to market fluctuations caused by such factors as economic, political, regulatory or market developments, changes in interest rates and perceived trends in securities prices. Shares of the Fund could decline in value or underperform other investments. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious diseases or other public health issues, recessions, or other events could have a significant negative impact on the Fund and its investments. For example, the coronavirus disease 2019 (COVID-19) global pandemic and the aggressive responses taken by many governments, including closing borders, restricting international and domestic travel, and the imposition of prolonged quarantines or similar restrictions, had negative impacts, and in many cases severe impacts, on markets worldwide. While the development of vaccines has slowed the spread of the virus and allowed for the resumption of reasonably normal business activity in the United States, many countries continue to impose lockdown measures in an attempt to slow the spread. Additionally, there is no guarantee that vaccines will be effective against emerging variants of the disease. As this global pandemic illustrated, such events may affect certain geographic regions, countries, sectors and industries more significantly than others. These events also adversely affect the prices and liquidity of the Fund’s portfolio securities or other instruments and could result in disruptions in the trading markets. Any of such circumstances could have a materially negative impact on the value of the Fund’s shares and result in increased market volatility. During any such events, the Fund’s shares may trade at increased premiums or discounts to their net asset value.

MUNICIPAL LEASE PARTICIPATIONS RISK (Current & Proposal). Participation interests in municipal leases pose special risks because many leases and contracts contain “non-appropriation” clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for this purpose by the appropriate legislative body.

MUNICIPAL SECURITIES MARKET LIQUIDITY RISK (Current & Proposal). From time to time, inventories of municipal securities held by brokers and dealers may decrease, lessening their ability to make a market in these securities. Any reduction in market making capacity has the potential to decrease an investor’s ability to buy or sell municipal securities, and increase price volatility and trading costs, particularly during periods of economic or market stress. As a result, an investor may be forced to accept a lower price to sell a municipal security, to sell other securities to raise cash, or to give up an investment opportunity, any of which could have a negative effect on performance.

MUNICIPAL SECURITIES RISK (Current & Proposal). Issuers, including governmental issuers, may be unable to pay their obligations as they come due. The values of municipal securities that depend on a specific revenue source to fund their payment obligations may fluctuate as a result of actual or anticipated changes in the cash flows generated by the revenue source or changes in the priority of the municipal obligation to receive the cash flows generated by the revenue source. The values of municipal securities held by the Fund or an Underlying Fund, as applicable, may be adversely affected by local political and economic conditions and developments. Adverse conditions in an industry significant to a local economy could have a correspondingly adverse effect on the financial condition of local issuers. In addition, income from municipal securities held by the Fund or an Underlying Fund could be declared taxable because of, among other things, unfavorable changes in tax laws, adverse interpretations by the Internal Revenue Service or state tax authorities, or noncompliant conduct of an issuer or other obligated party. Loss of tax-exempt status may cause interest received and distributed to shareholders by the Fund or an Underlying Fund to be taxable and may result in a significant decline in the values of such municipal securities. Due to the COVID-19 pandemic, the risks of the municipal securities market have been magnified. The costs associated with combating the pandemic and the negative impact on tax revenues has adversely affected the financial condition of many states and political subdivisions. These risks may also adversely affect several sectors of the municipal bond market, such as airports, toll roads, hospitals and colleges, among many others. The full impact of the COVID-19 pandemic on state and political subdivisions’ ability to make payments on debt obligations is impossible to predict, but could negatively impact the value of bonds, the ability of state and political subdivisions to make payments when due and the performance of the Fund or an Underlying Fund, as applicable.

MUNICIPAL SECURITIES VALUATION RISK (Current & Proposal). The municipal securities in which the Fund or an Underlying Fund invests are typically valued by a pricing service utilizing a range of market-based inputs and assumptions, including readily available market quotations obtained from broker-dealers making markets in such securities, cash flows and transactions for comparable instruments. There is no assurance that the Fund or an Underlying Fund will be able to sell a portfolio security at the price established by the pricing service, which could result in a loss to such investor.

OPERATIONAL RISK (Proposal). The Fund is subject to risks arising from various operational factors, including, but not limited to, human error, processing and communication errors, errors of the Fund’s service providers, counterparties or other third parties, failed or inadequate processes and technology or systems failures. The Fund relies on third parties for a range of services, including custody. Any delay or failure relating to engaging or maintaining such service providers may affect the Fund’s ability to meet its investment objective. Although the Fund and the Fund’s investment advisor seek to reduce these operational risks through controls and procedures, there is no way to completely protect against such risks.

POLITICAL AND ECONOMIC RISK (Proposal). The values of municipal securities held by the Fund may be adversely affected by local political and economic conditions and developments. Adverse conditions in an industry significant to a local economy could have a correspondingly adverse effect on the financial condition of local issuers.

PREMIUM/DISCOUNT RISK (Current & Proposal). The market price of the Fund’s shares will generally fluctuate in accordance with changes in the Fund’s net asset value as well as the relative supply of and demand for shares on the Exchange. The Fund’s investment advisor cannot predict whether shares will trade below, at or above their net asset value because the shares trade on the Exchange at market prices and not at net asset value. Price differences may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares will be closely related, but not identical, to the same forces influencing the prices of the holdings of the Fund trading individually or in the aggregate at any point in time. However, given that shares can only be purchased and redeemed in Creation Units, and only to and from broker-dealers and large institutional investors that have entered into participation agreements (unlike shares of closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their net asset value), the Fund’s investment advisor believes that large discounts or premiums to the net asset value of shares should not be sustained. During stressed market conditions, the market for the Fund’s shares may become less liquid in response to deteriorating liquidity in the market for the Fund’s underlying portfolio holdings, which could in turn lead to differences between the market price of the Fund’s shares and their net asset value.

PREPAYMENT RISK (Current & Proposal). Prepayment risk is the risk that the issuer of a debt security will repay principal prior to the scheduled maturity date. Debt securities allowing prepayment may offer less potential for gains during a period of declining interest rates, as an investor may be required to reinvest the proceeds of any prepayment at lower interest rates. These factors may cause the value of an investment in the Fund or an Underlying Fund, as applicable, to change.

PRE-REFUNDED BONDS RISK (Current & Proposal). Pre-refunded bonds are bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded bonds held by the Fund or an Underlying Fund, as applicable, is funded from securities held in a designated escrow account where such securities are obligations of and carry the full faith and credit of the U.S. Department of the Treasury. The securities held in the escrow fund pledged to pay the principal and interest of the pre-refunded bond do not guarantee the price of the bond. Investment in pre-refunded municipal bonds held by the Fund or an Underlying Fund may subject it to interest rate risk, market risk and credit risk.

PRIVATE ACTIVITY BONDS RISK (Current & Proposal). Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise is responsible for the payment of principal and interest on the bond and the issuer ordinarily does not pledge its full faith, credit and taxing power for repayment. The private enterprise can have a substantially different credit profile than the issuer. The private activity bonds in which the Fund or an Underlying Fund, as applicable, may invest may be negatively impacted by conditions affecting either the general credit of the private enterprise or the project itself. The private activity bond holdings of the Fund or an Underlying Fund may also pay interest subject to the alternative minimum tax.

RESTRICTED SECURITIES RISK (Proposal). If the Proposal is implemented, the Fund may invest in restricted securities. Restricted securities are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale. The Fund may be unable to sell a restricted security on short notice or may be able to sell them only at a price below current value.

SIGNIFICANT EXPOSURE RISK (Current & Proposal). To the extent that the Fund invests a significant percentage of its assets in a single asset class or the securities of issuers within the same country, state, region, industry or sector, an adverse economic, business or political development may affect the value of the Fund’s investments more than if the Fund were more broadly diversified. A significant exposure makes the Fund more susceptible to any single occurrence and may subject the Fund to greater market risk than a fund that is more broadly diversified.

TAX RISK (Proposal). Interest income from municipal securities is normally not subject to regular federal income tax, but income from municipal securities held by the Fund could be declared taxable because of, among other things, unfavorable changes in tax laws, adverse interpretations by the Internal Revenue Service or state tax authorities or noncompliant conduct of a bond issuer. Consequently, the attractiveness of municipal securities in relation to other investment alternatives is affected by changes in federal and state income tax rates or changes in the tax-exempt status of interest income from municipal securities.

TRADING ISSUES RISK (Current & Proposal). Trading in Fund shares on the Exchange may be halted due to market conditions or for reasons that, in the view of the Exchange, make trading in shares inadvisable. In addition, trading in Fund shares on the Exchange is subject to trading halts caused by extraordinary market volatility pursuant to the Exchange’s “circuit breaker” rules. There can be no assurance that the requirements of the Exchange necessary to maintain the listing of the Fund will continue to be met or will remain unchanged. The Fund may have difficulty maintaining its listing on the Exchange in the event the Fund’s assets are small, the Fund does not have enough shareholders, or if the Fund is unable to proceed with creation and/or redemption orders.

ZERO COUPON BOND RISK (Current & Proposal). Zero coupon bonds do not pay interest on a current basis and may be highly volatile as interest rates rise or fall. Although zero coupon bonds generate income for accounting purposes, they do not produce cash flow, and thus the Fund or an Underlying Fund, as applicable, could be forced to liquidate securities at an inopportune time in order to generate cash to distribute to shareholders as required by tax laws.

First Trust

PROXY CARD

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FIRST TRUST EXCHANGE-TRADED FUND VIII

First Trust Municipal CEF Income Opportunity ETF (MCEF)

PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned holder of shares of the First Trust Municipal CEF Income Opportunity ETF (the "Fund"), a series of First Trust Exchange-Traded Fund VIII, a Massachusetts business trust, hereby appoints W. Scott Jardine, Kristi A. Maher, James M. Dykas, Donald P. Swade and Erin E. Klassman as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") scheduled to be held at the Wheaton, Illinois offices of First Trust Advisors L.P., 120 East Liberty Drive, Suite 400, Wheaton, IL 60187, on Tuesday, February 22, 2022, at 12:00 noon Central time, and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated December 27, 2021, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof (including, but not limited to, any questions as to adjournments of the Meeting). A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposal set forth on the reverse side of this proxy card.

This proxy is solicited by the Board of Trustees, and the Proposal for the Fund (set forth on the reverse side of this proxy card) has been approved by the Board of Trustees and recommended for approval by shareholders.

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free **1-866-796-7182**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. **Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on February 22, 2022.** The proxy statement of the Fund is available at: https://vote.proxyonline.com/firsttrust/docs/mcef.pdf.

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PROXY CARD

First Trust Municipal CEF Income Opportunity ETF (MCEF)

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the Proxy Statement. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW

TO VOTE, MARK A CIRCLE BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSAL SET FORTH BELOW.

THANK YOU FOR VOTING

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